EXHIBIT 23.1
                                                                    ------------

                    CONSENT OF KPMG LLP, INDEPENDENT AUDITORS


The Board of Directors and Stockholders
 VIVUS, Inc.

We consent to the use of our report dated January 17, 2003, with respect to the consolidated balance sheet of VIVUS Inc. and subsidiaries as of December 31, 2002, and the related consolidated statements of operations and other comprehensive (loss) income, stockholders' equity and cash flows for the year then ended, and the related financial statement schedule incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.





                                                              /s/ KPMG LLP


San Francisco, California
June 10, 2003